Exhibit 10.8

Execution Copy

Trademark License Agreement

This Trademark License Agreement (“Agreement”) is made and entered into this 6 day of October, 2004, by and among MagnaChip Semiconductor, Ltd., a company organized and existing under the Laws of the Republic of Korea (“Korea”), with offices at 1, Hyangjeong-dong, Heungduk-gu, Cheongju-si, Chungcheongbuk-do, Korea (“Purchaser”), and Hynix Semiconductor Inc., a corporation organized under the Laws of the Republic of Korea, with offices at San 136-1, Ami-Ri, Bubal-Eub, Ichon-Si. Kyoungki-Do, Korea (“Hynix”). Either Purchaser or Hynix may be referred to herein as a “Party” or together as the “Parties,” as the case may require.

RECITALS

WHEREAS, Purchaser and Hynix have entered into a certain Business Transfer Agreement, dated as of June 12, 2004, as amended (the “Business Transfer Agreement”) pursuant to which Purchaser will acquire all of the Acquired Assets and assume all of the Assumed Liabilities upon the terms and conditions set forth in the Business Transfer Agreement;

WHEREAS, pursuant to the Business Transfer Agreement, Hynix has agreed to grant to Purchaser a license for the use of the Hynix Trademarks; and

WHEREAS, the execution and delivery of this Agreement is required by the Business Transfer Agreement and is a condition to the closing of the transactions contemplated thereunder.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, do agree as follows:

1.	DEFINITIONS

Capitalized terms used herein shall have the meanings ascribed to such terms in the Business Transfer Agreement unless otherwise defined herein or as set forth below.

1.1.	“Business Products” means Solution Products, Specialty Products and/or derivatives of the foregoing.

1.2.	“Business Product Codes” means those of the product or part identification codes adopted by Hynix for any Business Product, Die, and/or Device, as applicable, as of the Closing Date prior to giving effect to the transactions contemplated under the Business Transfer Agreement, the ownership of which were not transferred to Purchaser pursuant to the terms of the Business Transfer Agreement.

1.3.	“Device” means one or more Dies that are either (i) incorporated into a Package or (ii) packaged together but not placed into a Package.

1.4.	“Die” means a Business Product prior to its incorporation into a Package or Device.

1.5.	“Hynix Trademark” means any trademarks, service marks, trade names, logotypes, slogans, and trade dress associated therewith, and applications for the foregoing, owned or controlled by Hynix, a Subsidiary of Hynix and/or any third party (to the extent permitted under the license from such third party) and used with or embedded on Masks, Business Products, Dies, Devices, Packages, Printed Materials, and/or Packaging, as of the Closing Date, including without limitation, “Hynix”, “HEI”, and “Hyundai”.

1.6.	“Masks” means the masks used by the Business in the manufacture of Dies which include Hynix Trademarks. The Masks, when used to manufacture Dies, will form an image of Hynix Trademarks in various layers that form the semiconductor circuits in Dies.

1.7.	“Package” means a specific type of an enclosure for encompassing one or more Die(s), including electrical contacts thereto.

1.8.	“Packaging” means containers, boxes, tubes, and the like used to ship the Business Products.

1.9.	“Printed Material” means brochures, manuals, data books and other sales and marketing information used in the sale or for marketing of the Business Products.

2.	LICENSE

Subject to the terms and conditions of this Agreement:

2.1.	HYNIX TRADEMARKS

As of the Closing Date and subject to the terms of this Agreement, Hynix hereby grants to Purchaser a worldwide, paid-up, royalty-free, non-exclusive, non-transferable (except as permitted under Section 7.11 of this Agreement) right and personal license under and to the Hynix Trademarks to use the Hynix Trademarks (a) to manufacture Business Products, Dies and/or Devices by using the Masks and/or Packages existing as of the Closing Date; and/or (b) to the extent Hynix Trademarks are used or embedded in any Business Products, Dies, Devices, Packages, Printed Materials and/or Packaging, and with respect to any inventory of the Business as of the Closing Date using the Hynix Trademarks, to market and sell Business Products, Dies and/or Devices manufactured pursuant to subitem (a) of this sentence or in the inventory of the Business as of the Closing Date, with such right and license to continue for a period of three years from the Closing Date (the “License Term”); provided that Hynix will permit

Purchaser to continue to use the Hynix Trademarks used or embedded in any Business Products, Dies, Devices, Packages, Printed Materials and/or Packaging that were manufactured by using the Masks and/or Packages existing as of the Closing Date or were in the inventory of the Business as of the Closing Date if and during such time as Purchaser can demonstrate a need for such extension of the License Term. The license above shall also apply to the use of replacement Masks so long as (i) Purchaser demonstrates with documentary evidence that it is required to requalify the applicable Business Product, Die and/or Device with any customer who previously qualified such Business Product, Die and/or Device if such license did not apply to replacement Masks and (ii) Purchaser uses commercially reasonable efforts to avoid requalification of the applicable Business Product, Die and/or Device with any customer who previously qualified such Business Product, Die and/or Device if such license did not apply to replacement Masks; provided, further, that Purchaser agrees to discontinue the use of Hynix Trademarks on the Masks and to replace them with Purchaser’s own trademarks and/or identification thereon with respect to any Business Product, Die and/or Device, at such time as the applicable Business Product, Die and/or Device has been requalified with all customers who previously qualified such Business Product, Die and/or Device.

2.2.	BUSINESS PRODUCT CODES

As of the Closing Date and subject to the terms of this Agreement, Hynix hereby grants to Purchaser a perpetual, worldwide, paid-up, royalty-free, non-exclusive, non-transferable (except as permitted under Section 7.11 of this Agreement) right and personal license under and to the Business Product Codes to use such Business Product Codes (a) in relation to the manufacture, marketing and sale of the Masks, Business Products, Dies, Devices and/or Packages and/or (b) to create Masks, Packages and/or Packaging for the Business Products, Dies and/or Devices.

2.3.	INVENTORY

It is understood that in the event the Hynix Trademarks and/or Business Product Codes are included on finished Business Products, Dies, Devices, Packages and/or Packaging in the inventory of the Business as of the Closing Date, such completed Business Products, Dies and/or Devices may be resold by Purchaser (and such Packages and Packaging used in connection with Business Products, Dies and/or Devices) with such Hynix Trademarks and/or Business Product Codes, as applicable, thereon for the License Term.

2.4.	PRINTED MATERIALS

It is understood that, as of the Closing Date and subject to the terms of this Agreement, as to Printed Materials which exist as of the Closing Date, in the event the Hynix Trademarks and/or Business Product Codes are included on such Printed Materials, Hynix hereby grants to Purchaser a worldwide, paid-up, royalty-free, non-transferable (except as permitted under Section 7.11 of this Agreement), right and personal license to use such

Hynix Trademarks and/or Business Product Codes in connection with the depletion of such Printed Materials, with the Hynix Trademarks and/or Business Product Codes on them, in connection with Purchaser’s marketing and sales activities for the Business Products, Dies and/or Devices in the inventory of the Business as of the Closing Date, for the License Term. As soon as commercially reasonable, but in any event within twelve months after the Closing Date, Purchaser shall cease using the Hynix Trademarks on any and all Printed Materials that are used for such marketing and sales activities of Purchaser.

2.5.	MANUFACTURER IDENTIFICATION

Notwithstanding anything to the contrary in this Agreement, Purchaser shall take reasonable measures to assure and implement, through date coding or some other methods mutually agreed by the Parties, identification on the Business Products, Dies, Devices, Packages, Packaging and Printed Materials to avoid confusion by any third parties in determining whether such Business Products, Dies and/or Devices, as applicable, were made by Purchaser or Hynix when using Hynix Trademarks. As soon as commercially reasonable, but in any event within twelve months after the Closing Date, Purchaser shall cause the Purchaser’s name as manufacturer or supplier to appear on the Printed Materials and the Packaging of all Business Products, Dies and/or Devices in a manner that clearly identifies Purchaser as such.

2.6.	RIGHT TO SUBLICENSE

Notwithstanding any provision to the contrary, subject to Section 6.4 of the Business Transfer Agreement, Purchaser shall have the right to sublicense the license and other rights of use granted under this Agreement for the sole purpose of having Warrant Issuer’s Subsidiaries, and/or Purchaser’s agents and/or contractors, exercise its rights hereunder solely on its behalf to make, manufacture, design, develop or package any semiconductor products (other than Memory Products) for Purchaser or any Memory Products for Hynix and/or any Subsidiary(ies) of Hynix. In no event shall Warrant Issuer’s Subsidiaries, or Purchaser’s agents or contractors, make, manufacture, design, develop or package any products under this sublicense for, and/or sell any products made under this sublicense to, any party other than Purchaser and/or any Subsidiary(ies) of Warrant Issuer.

2.7.	NO OTHER LICENSE

Except for the license for the use of, and other rights of use of, the Hynix Trademarks and Business Product Codes expressly granted in Sections 2.1, 2.2, 2.3, 2.4 and 2.6 above, no license right whatsoever is granted to Purchaser or any of its Subsidiaries directly or indirectly pursuant to this Agreement, including any license to use the trade name of Hynix.

2.8.	REGISTERED USER REQUIREMENTS

Hynix may, on behalf of both Parties and at its expense, take such action, in its sole discretion, that it deems necessary or desirable with respect to compliance with registered user or similar filing requirements of, or to otherwise cause the license and other rights of use granted under this Agreement to be registered with, the appropriate authorities of the government of any jurisdiction. In addition, Hynix shall, on behalf of both Parties, take such other requested action with respect to compliance with registered user or similar filing requirements of, or to otherwise cause the license and other rights of use granted under this Agreement to be registered with, the appropriate authorities of the government of any jurisdiction upon the reasonable request of Purchaser and at Purchaser’s expense.

2.9.	MAINTENANCE OF MARKS

Hynix shall have no obligation to Purchaser with respect to the prosecution or injunction of any infringement, violation, and/or interference by third parties with respect to the Hynix Trademarks.

3.	OWNERSHIP AND COMPLIANCE

3.1.	Purchaser acknowledges Hynix’s claim that the Hynix Trademarks and the Business Product Codes are the exclusive and sole property of Hynix, that Hynix will retain full ownership of the Hynix Trademarks and the Business Product Codes, and all rights appurtenant thereto except for the rights granted hereunder, and that all use of the Hynix Trademarks and the Business Product Codes by Purchaser shall inure to the sole benefit of Hynix.

3.2.	Purchaser agrees not to adopt or use any other mark, logo or identification that is confusingly similar to the Hynix Trademarks.

3.3.	Purchaser agrees that it shall use its reasonable efforts to avoid endangering the validity of Hynix Trademarks including complying with all laws and regulations of all countries where its products are sold. Should Purchaser become aware that the compliance with the laws or regulations of the country result in the potential dilution or loss of trade name or trademarks of Hynix in the Hynix Trademarks, Purchaser shall promptly notify Hynix of the same and Purchaser shall take such actions as may be reasonably requested by Hynix from time to time to preserve the validity of the Hynix Trademarks.

3.4.	Purchaser agrees that it shall comply with commercially reasonable trademark usage guidelines of Hynix provided to Purchaser from time to time, provided that such guidelines are in writing and are applicable to all third-party users of Hynix’s trademarks.

3.5.	Purchaser shall use its commercially reasonable efforts to destroy, or alter to remove or obscure from view any Hynix Trademark on, any and all remaining Business Products, Dies and/or Devices, Inventory or Printed Materials, which make use of any Hynix Trademarks, promptly after the License Term and any other period during which Purchaser is entitled to use the Hynix Trademarks pursuant to the terms of this Agreement and shall provide a certificate confirming such destruction or alteration executed by a duly authorized representative of Purchaser.

3.6.	Purchaser shall not, in using any of the Hynix Trademarks, Business Product Codes and Printed Materials hereunder, carry out any business activities in the name of Hynix or in any manner that by law would be deemed to mislead or deceive others to believe that such is the case.

3.7.	Purchaser shall not apply for registration of the Hynix Trademarks in whole or in part or other trademarks that are confusingly similar thereto, or cause such application for registration to be made, in any country with respect to the Business Products, Dies and/or Devices, Packages, Printed Materials and/or Packaging.

4.	QUALITY CONTROL

To protect the value of Hynix Trademarks, Hynix reserves the right to inspect the quality of the Business Products sold or disposed of by Purchaser under the Hynix Trademarks for the purpose, among others, of ensuring that the quality of such Business Products is substantially at least equivalent to the Business Products being manufactured by Hynix as of the Closing Date and for the purpose of maintaining in full force and effect Hynix’s rights to and in Hynix Trademarks under the applicable trademark laws. From time to time during normal business hours (but in no event more than one time per year) and in such manner so as not to unreasonably disrupt Purchaser’s business, Hynix may send representatives to the plants of Purchaser to inspect and advise Purchaser with respect to Purchaser’s quality control of the Business Products.

5.	DISCLAIMERS; INDEMNIFICATION

5.1.	DISCLAIMER

EXCEPT AS EXPRESSLY PROVIDED IN THE BUSINESS TRANSFER AGREEMENT, HYNIX MAKES NO, AND EXPRESSLY DISCLAIMS ANY AND ALL, OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SUBJECT MATTER OF

THIS AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THE BUSINESS TRANSFER AGREEMENT, PURCHASER MAKES NO, AND EXPRESSLY DISCLAIMS ANY AND ALL, REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

5.2.	INDEMNIFICATION

Purchaser agrees to indemnify, defend, and hold harmless Hynix and its directors and officers (the “Hynix Indemnified Parties”) with respect to any claims, charges, or litigation by third parties against one or more Hynix Indemnified Party(ies) based upon (i) any breach of a covenant or agreement made by Purchaser under this Agreement; (ii) Purchaser’s use of the Hynix Trademarks containing Hynix’s tradenames (including “Hynix”, “HEI” and “Hyundai”); (iii) the quality, safety, reliability, performance, or marketability of any of the Business Products manufactured by Purchaser and which display and are marketed by Purchaser using Hynix Trademarks; or (iv) any injury to persons or property caused by the use of such Business Products to the extent such claims, charges or litigation against any Hynix Indemnified Parties result from or are based on the use by Purchaser of the Hynix Trademarks. Notwithstanding the foregoing, Purchaser shall not be liable for any claims, charges, or litigation by third parties against one or more Hynix Indemnified Party(ies) based upon Hynix Trademarks’ infringement on the rights of any third party.

6.	TERM AND TERMINATION

This Agreement shall terminate upon the expiration of the last to expire of any of the individual licenses hereunder, provided that this Agreement and all licenses hereunder may be earlier terminated by Hynix if Purchaser materially breaches any of the terms and conditions of this Agreement and fails to remedy such breach within 60 days after written notice thereof.

7.	GENERAL

7.1.	RELATIONSHIP OF THE PARTIES

This Agreement does not create a fiduciary or agency relationship between Hynix and Purchaser, each of which shall be and at all times remain independent companies for all purposes hereunder. Nothing in this Agreement is intended to make either Party a general or special agent, joint venturer, partner or employee of the other for any purpose.

7.2.	COUNTERPARTS

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

7.3.	GOVERNING LAW; CONSENT TO JURISDICTION

This Agreement shall be governed by and construed in accordance with the Laws of the Korea without giving effect to the rules of conflict of laws of the Korea that would require application of any other law. Purchaser and Hynix each consent to and hereby submit to the non-exclusive jurisdiction of the Seoul Central District Court located in the Korea in connection with any action, suit or proceeding arising out of or relating to this Agreement, and each of the Parties irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

7.4.	ENTIRE AGREEMENT

This Agreement and the Business Transfer Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede any prior agreements, understandings or other communications, written or oral, between the Parties with respect to the subject matter hereof, and there are no agreements, understandings, representations or warranties between the Parties with respect to the subject matter hereof other than those set forth herein or the Business Transfer Agreement.

7.5.	NO THIRD-PARTY BENEFICIARIES

Nothing in this Agreement, express or implied, is intended to or shall confer on any Person other than the Parties hereto and their respective successors or permitted assigns any rights (including third-party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement.

7.6.	INTERPRETATION; ABSENCE OF PRESUMPTION

(a)	For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement means “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iv) the word “or” shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, and (vi) all references to any period of days shall be deemed to be to the relevant number of calendar days.

(b)	This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

7.7.	FORCE MAJEURE

A Party shall not be liable for a failure or delay in the performance of any of its obligations under this Agreement where such failure or delay is the result of conditions beyond the control of said Party, such as fire, flood, or other natural disaster, act of God, war, embargo, riot, labor dispute, or the intervention of any government authority, providing that the Party failing in or delaying its performance immediately notifies the other Party of its inability to perform and states the reason for such inability.

7.8.	PUBLICITY

Neither Party shall, without the approval of the other Party, make any press release or other public announcement concerning the terms of the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by Law or listing standards or pursuant to a lawful request of a government agency.

7.9.	FURTHER ASSURANCES

Each Party shall cooperate and take such action as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

7.10.	NOTICES

Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party hereunder shall be in writing and shall be deemed duly given only upon delivery to the Party personally (including by reputable overnight courier service), when telecopied (with confirmation of transmission having been received) during normal business hours or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the Party at its address set forth below (or at such other address for a Party as shall be specified by such Party by like notice):

If to Purchaser:

MagnaChip Semiconductor, Ltd.

Hyangjeong-dong

Heungduk-gu

Cheongju City

Chung Cheong Bok-do

Korea

Fax: +82-43-270-2134

Attention: Dr. Youm Huh

with a copy to:

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

Fax: 215-994-2222

Attention: Geraldine A. Sinatra, Esq.

and

Dechert LLP

30 Rockefeller Plaza

New York, NY 10112

Fax: (212) 698-3599

Attention: Sang H. Park, Esq.

If to Hynix:

Hynix Semiconductor Inc.

Hynix Youngdong Bldg 891

Daechi-dong

Kangnam-gu, Seoul 135-738

Korea

Fax: 82-2-3459-3555

Attention: Mr. Dong Soo Chung

with a copy to:

Bae, Kim & Lee

647-15 Yoksam-dong

Kangnam-gu, Seoul 135-738

Korea

Fax: +82 2 3404 0803

Attention: Gun Chul Do, Esq.

with a copy to:

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, CA 90067

Fax: (310) 712-8800

Attention: Alison S. Ressler, Esq.

7.11.	ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that no Party may assign its rights or delegate its obligations under this Agreement (including by operation of law and provided that a change in control with respect to Hynix or Purchaser shall be deemed an assignment for purposes of this Agreement) without the express prior written consent of the other Party, except that (i) Purchaser may assign its rights hereunder as collateral security to any entity providing financing of indebtedness for borrowed money to Purchaser and/or any of its Subsidiaries and any such financial institutions may assign such rights in connection with a sale of Purchaser, (ii) Hynix and Purchaser each may, upon written notice to the other Party (but without the obligation to obtain the consent of the other Party), assign this Agreement or any of its rights and obligations under this Agreement to any person, entity or organization that acquires all or substantially all of its assets and liabilities or all or substantially all of the assets and liabilities of the portion of the Party’s business to which the subject of this Agreement relates or of a division of such Party or as a result of a change in control (provided that upon any such assignment or change in control the applicable license granted hereunder shall not extend to the business or products of the assignee or acquiring entity as conducted as of the date of such assignment or acquisition), if such person or entity agrees in writing to assume and be bound by all of the relevant obligations of such Party under this Agreement, and (iii) Purchaser may, upon written notice to Hynix (but without the obligation to obtain the consent of Hynix), assign this Agreement or any of its rights and obligations under this Agreement to one or more direct or indirect Subsidiaries of Warrant Issuer.

7.12.	HEADINGS; DEFINITIONS

The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

7.13.	AMENDMENT

This Agreement may not be amended, modified, superseded, canceled, renewed or extended except by a written instrument signed by the Party to be charged therewith.

7.14.	WAIVER; EFFECT OF WAIVER

No provision of this Agreement may be waived except by a written instrument signed by the Party waiving compliance. No waiver by any Party of any of the requirements hereof or of any of such Party’s rights hereunder shall release the other Party from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any Party any right, power or privilege of such Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such Party.

7.15.	SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF

The Parties each acknowledge that, in view of the uniqueness of the subject matter hereof, the Parties would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the Parties shall have the right to a claim for injunctive relief and be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the Parties may be entitled at law or in equity.

7.16.	SURVIVAL

The respective rights and obligations of the Parties under Articles 5, 6 and 7, and other Sections which by their nature are intended to extend beyond termination, shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on their behalf as of the date first written above.

HYNIX SEMICONDUCTOR INC.

By
Name:
Title:

MAGNACHIP SEMICONDUCTOR, LTD.

By
Name:
Title:

S-1